Exhibit 10.28

TRADE NAME AGREEMENT

This Trade Name Agreement (“Agreement”) dated the first day of January, 2010, is entered into by and between Westinghouse Electric Corporation, a Delaware corporation, having a principal place of business at 51 West 52nd Street, New York, NY 10019 (hereinafter referred to as “Licensor”), and Akeena Solar, Inc., a Delaware corporation and Andalay Solar, Inc., a California company, having a principal place of business at 16005 Los Gatos Boulevard, Los Gatos, CA 95032 (hereinafter referred to as “Licensee”).

WITNESSETH

WHEREAS, Licensor is the owner of certain valuable and famous trademarks shown on Appendix A to this Agreement (hereinafter referred to as the “Marks”) and the trade name “Westinghouse”;

WHEREAS, Licensor and Licensee are parties to a certain License Agreement (as herein defined) wherein Licensee is licensed to use the Marks on specified products;

WHEREAS, Licensee is desirous of using “Westinghouse” as a part of the trade name of Licensee in connection with its business of marketing and selling Products (as defined herein); and

WHEREAS, Licensor is willing to grant a license to Licensee to allow Licensee to use “Westinghouse” as a part of the Licensee trade name;

NOW, THEREFORE, in consideration of the premises and the covenants herein contained, the parties hereto agree as follows:

1.0    DEFINITIONS

In this Agreement the following expressions have the following meanings:

1.1	“Business” means the business of designing, manufacturing and selling the Products.

1.2	“Trade Name” means the trade name Westinghouse Solar, or such other trade name incorporating “Westinghouse” as may be approved by Licensor in writing.

1.3	“Person” shall mean any individual, partnership, corporation or organized group of persons.

1.4	“Products” means the products for which Licensor has granted a license to use the Marks pursuant to a Trademark License.

1.5	“Territory” means the Territory defined in the License Agreement as may be amended from time to time in accordance with the terms of the License Agreement.

1.6	“Trademark License” means the trademark license agreement between Licensee and Licensor for the Marks of even date herewith.

1.7	“Marks” shall have the meaning set forth in the Trademark License.

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2.0    LICENSE GRANT

2.1
Licensor herein grants, insofar as it lawfully may grant subject to any preexisting agreements with third parties, to Licensee, a non-transferable, right and license to use in the Territory “Westinghouse” solely as part of the Trade Name, in association with the Business only and Licensee hereby accepts the license subject to the terms and conditions of this Agreement.

2.2
Licensee shall not have the right to sublicense the use of “Westinghouse” to any Person without the written consent of Licensor, which consent Licensor may withhold in its sole and absolute discretion.

2.3
Licensor reserves unto itself the right to use, and to authorize others to use, “Westinghouse” for any purpose.  Licensor, however, shall not use and shall not authorize any others to use the Trade Name.

2.4	Licensee hereby acknowledges that title and all rights to use “Westinghouse”, except those specifically granted to Licensee under this Agreement, remain with Licensor.

2.5
Licensor shall retain the right to license the Trade Name “Westinghouse Solar” in combination with any other word or words, which cannot reasonably be interpreted as promoting, selling, or offering to sell a product or company that is in direct competition with Licensee and its scope of business.

3.0    USE OF THE LICENSED TRADE NAME

3.1
Licensee will not represent that it has any right or title to “Westinghouse” or to any registration thereof (other than the license hereunder), and it shall not at any time claim that the use of “Westinghouse” as a part of the Trade Name by it has created any right, title or interest on its part in or to “Westinghouse”.

3.2
Licensee waives and disclaims any right or interest in “Westinghouse” that may arise under the law out of the permitted use of “Westinghouse”, and any and all rights created or acquired by Licensee in or to “Westinghouse” through or as a result of the authorization granted herein shall inure to and, when requested by Licensor, shall be assigned to Licensor.  Licensee shall comply with all trade name laws in respect of the use of the trade name “Westinghouse” and shall not do anything to adversely affect, and shall take such steps as Licensor may reasonably require to preserve and maintain, the rights of Licensor in the trade name “Westinghouse”.  Licensee shall promptly notify Licensor of any infringement or potential infringement of the trade name “Westinghouse” that comes to its attention.  Licensee will cooperate with Licensor, at Licensor’s request, in taking steps to terminate such infringement.  However, Licensee shall not take any legal action to protect against any infringement of the trade name “Westinghouse” without Licensor’s permission.  Licensor will take action against infringers to defend the trade name “Westinghouse” but shall not be required to bring or prosecute actions or suits provided, however, if Licensor so elects not to bring or prosecute an action or suit, it shall notify Licensee of such decision and Licensee may request that such suit or action be brought under the control of and counsel chosen by Licensor at Licensee’s expense and such suit shall be brought unless Licensor has a good faith reason for not bringing such suit.  In any action brought under this Section 3.2, in the event that any monetary judgment or settlement is recovered, the remaining balance of the proceeds of such action after reimbursement of all reasonable costs and expenses of such proceedings, litigation, and prosecution, shall be divided equitably by Licensor and Licensee in accordance with the relative damages incurred by each party as a result of such infringement.

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3.3
Licensee agrees that, prior to making any use of “Westinghouse”, it shall obtain the approval of Licensor of the form, presentation and manner of the use of “Westinghouse” which Licensee proposes to put into effect on its letterhead, business cards, invoices, purchase orders, advertisements, promotional and marketing materials, and other written materials that it may propose to use in its business operation.  For this purpose, Licensee shall submit to Licensor, complete information of any proposed use of “Westinghouse” which has not already been approved in writing, including such models, photographs, designs to scale and other information as Licensor may request, and Licensee shall refrain from so using “Westinghouse” until Licensor has given its approval in writing to such proposed use.

3.4
Licensee agrees that it will do nothing inconsistent with Licensor’s ownership of “Westinghouse” and that all use of the Trade Name by Licensee shall inure to the benefit of and be on behalf of Licensor.  Licensee agrees that it will not attack the title of Licensor to “Westinghouse” or attack the validity of this Agreement with respect to Licensor’s ownership of “Westinghouse”.

3.5
Licensee expressly covenants not to manufacture, use, sell or deal in any product under any trade name or other designation which is an imitation of “Westinghouse”.  In its use hereunder of “Westinghouse”, Licensee shall make no changes therein or additions thereto save the addition of the words forming the Trade Name approved by Licensor.  Licensee shall not use “Westinghouse” in any other manner without the express written approval of Licensor.

3.6
Except for incorporation or qualification of Licensee under a corporate name which incorporates the Trade Name, and registration or recording of the Trade Name as a fictitious business name of Licensee, Licensee shall not apply for the registration of, or cause the filing of an application for the registration of, a trade name, trademark or service mark which is identical to or confusingly similar to “Westinghouse”.

3.7	Licensee shall not, and shall not attempt to, assign, transfer, mortgage or pledge this Agreement or the rights granted herein in whole or in part.

3.8
Licensee acknowledges and agrees that any unauthorized use or misuse of the trade name “Westinghouse” or the Trade Name by or for Licensee will result in irreparable harm to Licensor and that Licensor, in addition to any other rights or remedies specified in this Agreement, shall be entitled to any remedy, legal or equitable, including without limitation preliminary injunctive relief, to correct any harm which results from such violation.

3.9
Licensor agrees that Licensee may use the domain name “westinghousesolar.com”, which is owned by Licensor, during the Term of this Agreement.  Licensee shall be permitted to register other domain names or internet address to identify a particular website address, which may consist of top level domains (such as .com or .net) or country code top level domains (such as .uk) incorporating the Westinghouse Marks during the term of the Agreement (the “Domain Names”).  Licensee agrees that all use by it of the Domain Names constitutes use by Licensor and shall inure to Licensor’s benefit, and that Licensee will claim no interest in those rights except as set forth herein and in the Agreement.  Licensee further agrees to provide Licensor with a list of the Domain Names each year.

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3.9.1	Licensee shall register Domain Names only in the form approved in writing by Licensor.

3.9.2
Licensee shall register and use the Domain Names solely to promote its sales of the Products.  Licensee will also cause to appear on the websites resulting from the Domain Names, such legends, markings and notices as Licensor may reasonably request in order to give appropriate notice of its rights therein or pertaining thereto.

3.9.3
Licensee shall not use the Domain Names to promote the sales of any other goods or services on Licensee’s websites or otherwise, or in any other manner that breaches its obligations under this Agreement, and any such use shall constitute a material breach of the Agreement, and upon written request by Licensor, Licensee shall have ten (10) days to cure the breach of its use of the Domain Names to Licensor’s satisfaction.  Should Licensee fail to cure during this period, in addition to the remedies available to Licensor for breach, Licensee shall take all necessary steps and cooperate with Licensor to immediately transfer the Domain Names to Licensor or delete the registrations for the Domain Names, as requested by Licensor.

3.9.4
Licensee shall promptly notify Licensor in writing of any unauthorized use or infringement by third parties as it pertains to the Domain Names or confusingly similar Domain Names that come to its attention.  Licensor may, in its sole discretion, commence, prosecute, defend or settle any claims or suits to protect its rights in and to the Marks including the Domain Names, and Licensee agrees to cooperate fully with Licensor in the prosecution or defense thereof.  Licensee shall have no right to take any action with respect to the Marks or the Domain Names without Licensor’s prior written approval.

3.9.5
Upon expiration and/or termination of the Agreement for any reason, Licensee shall take all necessary steps and cooperate with Licensor to promptly assign the Domain Names to Licensor or cancel the Domain Names, as requested by Licensor.

4.0    WESTINGHOUSE TRADEMARKS

4.1	Apart from the use of the Trade Name governed by this Agreement, nothing in this Agreement grants to Licensee any rights to use any trademarks of Licensor, including but not limited to the Marks.

5.0     QUALITY CONTROL

5.1	Licensee shall offer for sale under the Trade Name only Products which shall be of the quality and nature specified in the License Agreement.

5.2
Licensee undertakes and agrees to use the Trade Name in the Territory only in connection with the Business relating to Products manufactured and sold in strict accordance with Section 5.1 and will not market under the Trade Name any Products or other products which are not in accordance with such provisions.

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5.3
Licensee acknowledges that breach of paragraph 5.1, not cured in accordance with paragraph 7.4, will result in irreparable harm to Licensor and that Licensor, in addition to any other rights or remedies specified in this Agreement, shall be entitled to any remedy, legal or equitable, including without limitation preliminary injunctive relief, to correct any harm which results from such violation.

6.0    EFFECTIVE DATE

6.1	Upon execution by both parties, the Effective Date of this Agreement shall be the Effective Date defined in the License Agreement.

7.0    TERMINATION

7.1
The Base Term of this Agreement shall commence on the Effective Date and end on December 31, 2013, at midnight Eastern Standard Time, unless sooner terminated.  This Agreement shall automatically renew upon renewal of the term of the License Agreement for the same period as the renewal of the License Agreement (each an “Extension Term”).  In the event Licensee chooses not to extend the term of the License Agreement, Licensee shall so notify Licensor in accordance with the terms of the License Agreement, and in such case, this Agreement shall terminate effective the last day of the Base Term or Extension Term, as applicable.  The Base Term and any exercised Extension Term are referred to as the “Term” of the Agreement.

7.2	Licensor may elect to terminate this Agreement upon thirty (30) days prior written notice to Licensee if:

7.2.1	Licensee fails to substantially use the Trade Name for a period of twelve (12) months;

7.2.2
a petition in bankruptcy is filed by Licensee, or Licensee is adjudicated bankrupt or Licensee makes any assignment for the benefit of creditors or becomes insolvent, is placed in the hands of a trustee or receiver, fails to satisfy any judgment against it or is unable to pay its debts as they become due, whichever is sooner.  Upon such termination for any reason under this Subsection 7.2.2, Licensee, its receiver, representatives, trustees, agents, administrators, successors and assigns shall have no further rights hereunder, and neither this Agreement nor any right or interest herein shall be deemed an asset in any insolvency, receivership, and/or bankruptcy;

7.2.3	any proceeding is instituted by or for Licensee to dissolve its corporate structure or for winding-up; or

7.2.4
Licensee directly or indirectly, merges or otherwise comes under the control or direction of any other party reasonably unacceptable to Licensor.  A party shall be deemed to control Licensee for purposes of this Subsection 7.2.4 if such party directly or indirectly owns more than fifty-one percent (51%) of Licensee’s outstanding shares having voting rights.  In the event Licensee desires to enter into a transaction which might implicate this section, it shall notify Licensor in writing of the identity of the other party to and describing such transaction.  Licensee shall provide such additional information to Licensor concerning such transaction as Licensor may reasonably request.  If Licensor objects to such party, it shall notify Licensee in writing of its objection and the reason therefore within twenty (20) business days of its receipt of Licensee’s notice identifying the other party or the additional information that Licensor may request, whichever is longer.  If Licensor does not send a notice of objection within such period, such party will be deemed to be acceptable to Licensor.

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7.3
Licensor shall have the right to immediately terminate this Agreement if a petition in bankruptcy is filed against Licensee (and not instituted by it) and either such proceeding shall remain undismissed or unstayed for a period of 60 days thereafter or any of the action sought in such proceeding (including but not limited to the entry of an order for relief against, the appointment of a receiver, trustee, custodian or other similar official for any substantial part of its property) shall occur, whichever is sooner.

7.4
In the event of an alleged material breach by either party of any of the terms of this Agreement, the party suffering such breach shall give notice to the other, in writing, thereof, specifying the type and circumstances pertaining to such breach in form sufficient to enable opportunity for correction thereof by the party allegedly in breach.  If such breach shall not have been remedied within thirty (30) days after the breaching party’s receipt of written notice of such breach provided by the non-breaching party, provided, however, that if such breach is not reasonably capable of cure within thirty (30) days, but such breach is reasonably capable of cure within a longer period after the breaching party’s receipt of notice of such breach, then the breaching party shall be afforded a longer period to cure said breach if the breaching party commences to remedy the breach within thirty (30) days after the breaching party’s receipt of written notice thereof and thereafter diligently pursues such remedy until such breach is fully cured, in addition to any other remedies that it may have, the party giving said notice shall have the right to terminate this Agreement without further notice.  In the event that the breach is remedied within the cure period described above, this Agreement shall continue in full force and effect the same as if no notice had been given.  Waiver by any party of its right to terminate because of any one breach shall not constitute a waiver of any subsequent breach of the same or of a different nature.  No termination of this Agreement by expiration or otherwise shall relieve or release any party from any of its obligations hereunder with respect to royalties due or acts committed under this Agreement.

7.5	Licensor or Licensee shall have the right to immediately terminate this Agreement if the License Agreement is terminated for any reason whatsoever.

7.6
Licensee agrees that upon termination of this Agreement: (a) Licensee will immediately discontinue all use of the trade name “Westinghouse” and the Trade Name; (b) Licensee will cooperate with Licensor or its appointed agent to apply to the appropriate authorities to cancel recording of this Agreement from all government records; (c) Licensee will destroy all printed materials bearing the Trade Name or remove the Trade Name from such materials; and (d) all rights in “Westinghouse” and the Trade Name and the good will connected therewith shall remain the property of Licensor.

7.7	The expiration or withdrawal of Licensee’s right to use the Trade Name shall not entitle Licensee to compensation or damages of any description.

7.8	No termination of this Agreement by expiration or otherwise shall relieve or release any party from any of its obligations hereunder with respect to acts committed under this Agreement.

7.9	The provisions of this Section 7.0 shall survive termination, cancellation or expiration of this Agreement for any reason whatsoever

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8.0    RESPONSIBILITIES OF LICENSEE

8.1
Licensee shall execute all documents and render all assistance to record and protect Licensor’s interest with the Trade Name in all jurisdictions within the Territory.  However, it is agreed that nothing contained in this Agreement shall be construed as an assignment or grant to Licensee of any right, title or interest in the Trade Name, except for the license specifically provided for in this Agreement. Licensee agrees that at the termination or expiration of this Agreement, Licensee will be deemed to have assigned, transferred and conveyed to Licensor any rights, equities, good will, titles or other rights in and to the Trade Name which may have been obtained by Licensee or which may be vested in it in pursuance of endeavors covered hereby, and that Licensee will execute any instrument requested by Licensor to accomplish or confirm the foregoing.  Any such assignment, transfer or conveyance shall be without other consideration than the mutual covenants and considerations of this Agreement.

8.2
If Licensee registers, qualifies or otherwise records the Trade Name in any jurisdiction within the Territory for any purpose consistent with the terms of this Agreement, for each such jurisdiction Licensee shall furnish to Licensor executed but undated documents for the cancellation of such Trade Name (“Cancellation Documentation”) for use by Licensor in the event of termination, cancellation or expiration of this Agreement for any reason.  Licensee shall from time to time as requested by Licensor, update such Cancellation Documentation.

8.3
Licensee shall be responsible for compliance with all regulatory obligations relating to the Use of the Trade Names in all jurisdictions, domestic and foreign, within the Territory.  Licensee shall comply with all applicable laws and regulations and obtain all appropriate government approvals pertaining to the use of the Trade Name at its sole cost and without recourse to Licensor.

9.0   INDEMNITY

9.1
Licensee and its successors and assigns will at all times indemnify and hold Licensor, its affiliates, subsidiaries, successors, and assigns and the officers, directors, agents and employees of each, harmless from and against any and all claims, suits, demands, obligations and liabilities of any nature whatsoever, and all damages, losses, fines, penalties, costs and expenses, including reasonable counsel fees and costs of investigations, in any manner to the extent arising out of, relating to or based on (a) any breach or alleged breach by Licensee of any representation, warranty or undertaking made herein; or (b) except as expressly provided in Section 9.2 below or in Section 7.2 of the Trademark License, the Business or the use of the Trade Name, including without limitation (i) any defect (latent or patent) or alleged defect (latent or patent) in Products, including without limitation, any injuries to persons or property arising therefrom; (ii) the design, manufacture, distribution, promotion or sale of any Product; or (iii) infringement or alleged infringement of any third party intellectual property rights, including but not limited to patents, copyrights, or trademarks (excluding the Marks) and/or misappropriation of any trade secrets (each a “Licensor Indemnified Claim”). Licensor shall give Licensee prompt written notice of any Licensor Indemnified Claim, provided that the failure of Licensor to promptly give such notice shall not relieve Licensee of any of its obligations under this Section 9.1 except to the extent that Licensee is actually prejudiced by such failure.  If Licensee gives timely notice to Licensor that it desires to control the defense of any such Licensor Indemnified Claim, it may do so; provided, however, that in the event that Licensor reasonably determines that a conflict exists between Licensee and itself, or in Licensor’s reasonable judgment, Licensee fails to provide an adequate defense, then Licensor may, at Licensee’s expense, retain its own counsel to represent its interests.  Licensor shall provide cooperation and assistance to Licensee relative to any Licensor Indemnified Claim.  For any Licensor Indemnified Claim in which Licensee is controlling the defense pursuant to this Section 9.1, Licensee shall be responsible for and pay any settlement made with its consent.  Any such settlement shall fully release the indemnified party.  For any Licensor Indemnified Claim in which Licensee is not controlling the defense pursuant to this Section 9.1, Licensee shall be responsible and pay for any settlement made in good faith by Licensor.

9.2
Licensor and its successors and assigns will at all times indemnify and hold Licensee, its affiliates, subsidiaries, successors and assigns and the officers, directors, agents and employees of each harmless from and against any and all claims, suits, demands, obligations and liabilities of any nature whatsoever, and all damages, losses, fines penalties  costs and expenses, including reasonable counsel fees and costs of investigations, in any manner to the extent arising out of, relating to or based on (a) any breach or alleged breach by Licensor of any representation, warranty or undertaking made herein; or (b) a claim that Licensee’s use of the Marks as permitted hereunder infringes the trademark rights of a third party; (each a “Licensee Indemnified Claim”).  Licensee shall give Licensor prompt written notice of any Licensee Indemnified Claim, provided that the failure of Licensee to promptly give such notice shall not relieve Licensor of any of its obligations under this Section 9.2 except to the extent that Licensor is actually prejudiced by such failure.  If Licensor gives timely notice to Licensee that it desires to control the defense of any such Licensee Indemnified Claim, it may do so; provided, however, that in the event that Licensee reasonably determines that a conflict exists between Licensor and itself, or in Licensee’s reasonable judgment, Licensor fails to provide an adequate defense, Licensee may, at Licensor’s expense, retain its own counsel to represent its interests.  Licensee shall provide cooperation and assistance to Licensor relative to any Licensee Indemnified Claim.  For any Licensee Indemnified Claim in which Licensor is controlling the defense pursuant to this Section 9.2, Licensor shall be responsible for and pay any settlement made with its prior written consent.  Any such settlement shall fully release the indemnified party.  For any Licensee Indemnified Claim in which Licensor is not controlling the defense pursuant to this Section 9.2, Licensor shall be responsible for and pay any settlement made in good faith by Licensee.

9.3	The provisions of Section 9.1 and Section 9.2 shall survive termination, cancellation or expiration of this Agreement for any reason whatsoever.

10.0    DISCLAIMERS

10.1	Nothing contained in this Agreement shall be constructed as:

10.1.1	(Except as provided in Sections 12.1 and 12.2), A WARRANTY WHETHER
STATUTORY, EXPRESSED OR IMPLIED, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT OF THIRD PARTY RIGHTS UNDER THE UNIFORM COMMERCIAL CODE, AND FITNESS FOR A PARTICULAR PURPOSE, OR A WARRANTY ARISING BY COURSE OF DEALING, PERFORMANCE, CUSTOM, USAGE IN THE TRADE OR OTHERWISE;

10.1.2	an agreement to bring or prosecute actions or suits against third parties or conferring any right on Licensee to bring or prosecute actions or suits against third parties;

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10.1.3
conferring any right to use in advertising, publicity, or otherwise, any trademarks, service marks, trade name or name of Licensor, or any contraction, abbreviation or simulation thereof, except as specifically permitted in this Agreement; and

10.1.4	a warranty that Licensee will be able to make use of the Trade Name in any jurisdiction, domestic and foreign.

11.0    NOTICES

11.1	Any notice, request or statement hereunder shall be deemed to be sufficiently given or rendered when sent by certified mail, telex, or telegram, and if given or rendered to Licensee addressed to:

Akeena Solar, Inc.
Legal Department
Attn: Angela Lipanovich, General Counsel
16005 Los Gatos Blvd.
Los Gatos, CA 95032

Fax No.: (408) 402-9492

or, if given or rendered to Licensor addressed to:

Louis J. Briskman, President
Westinghouse Electric Corporation
c/o CBS Corporation
51 West 52nd Street, 35th Floor
New York, NY 10019

with a copy to:

Dorothy M. Alke
Vice President and Senior Counsel
Westinghouse Electric Corporation
c/o CBS Corporation
20 Stanwix Street, 10th Floor
Pittsburgh, PA 15222

or, in any case, to such changed address or person as Licensor or Licensee shall have specified by written notice pursuant hereto.

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12.0    REPRESENTATIONS, WARRANTIES AND COVENANTS

12.1	Licensee represents warrants and covenants to Licensor as follows:

12.1.1	Licensee will not use “Westinghouse” in a trade name other than as expressly authorized by this Agreement and has not and will not grant any right or license to use “Westinghouse” in a trade name.

12.1.2
Licensee is a company duly organized, validly existing and in good standing under the laws of California.  Licensee has all power and authority under its operating agreement to execute and deliver this Agreement and to perform its obligations hereunder.

12.1.3
The execution, delivery and performance by Licensee of this Agreement and the consummation of the transaction contemplated hereby has been duly and validly authorized by Licensee’s operating agreement, and no other corporate act or proceeding on the part of Licensee is necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereby.

12.1.4
Licensee is not subject to nor obligated under its articles of incorporation or any applicable law, rule or regulation of any governmental authority, or any agreement, instrument, license or permit, or subject to any order, writ, injunction or decree, which would be breached or violated by its execution, delivery or performance of this Agreement.

12.1.5
Licensee’s execution and delivery of this Agreement and performance of its obligations hereunder, including the obligation of payments hereunder, do not and will not conflict with, violate, or result in any default under any agreement, instrument or other contract to which Licensee is a party or by which it is bound.

12.1.6
There are no claims, actions, suits, or other proceedings pending, or to the knowledge of Licensee, threatened, which, if adversely determined, would adversely affect the ability of Licensee to consummate the transactions contemplated by this Agreement or perform its obligations hereunder.

12.1.7	Licensee will comply with all applicable laws and regulations relating to the use of the Trade Name.

12.2	Licensor represents, warrants and covenants to Licensee as follows:

12.2.1
Licensor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  Licensor has all corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

12.2.2
The execution, delivery and performance by Licensor of this Agreement and the consummation of the transaction contemplated hereby has been duly and validly authorized by all requisite corporate action, and no other corporate act or proceeding on the part of Licensor is necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereby.

12.2.3
Licensor is not obligated under its certificate of incorporation or bylaws, any applicable law, rule or regulation of any governmental authority, or any agreement, instrument, license or permit, or subject to any order, writ, injunction or decree, which would be breached or violated by its execution, delivery or performance of this Agreement.

12.2.4	Licensor is the owner of “Westinghouse” and to its knowledge, the use of “Westinghouse” in the Trade Name or any Internet domain name used by Licensee pursuant to Section 3.9 of this Agreement will not infringe any intellectual property or any other rights of any third party.

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13.0    LIMITATION OF LIABILITY

13.1
IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR INCIDENTAL, CONSEQUENTIAL, INDIRECT, SPECIAL, EXEMPLARY DAMAGES (INCLUDING LOST PROFITS (WHETHER ACTUAL OR ANTICIPATED), LOST SAVINGS; INCREASED EXPENSE OF OPERATION, BORROWING OR FINANCING; LOSS OF USE OR PRODUCTIVITY; AND INCREASED COST OF CAPITAL) ARISING OUT OF OR RELATING TO THIS AGREEMENT, EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; AND REGARDLESS OF WHETHER ANY SUCH CLAIM ARISES OUT OF BREACH OF CONTRACT, GUARANTY, OR WARRANTY, TORT, PRODUCT LIABILITY, INDEMNITY, CONTRIBUTION, STRICT LIABILITY OR ANY OTHER LEGAL THEORY.  EACH PARTY HEREBY RELEASES THE OTHER FROM ANY SUCH LIABILITY.  THE FOREGOING LIMITATION OF LIABILITY SHALL REMAIN IN FULL FORCE AND EFFECT REGARDLESS OF WHETHER A PARTY’S REMEDIES HEREUNDER ARE DETERMINED TO HAVE FAILED THEIR ESSENTIAL PURPOSE.

14.0    MISCELLANEOUS PROVISIONS

14.1
Assignment.  Licensee shall not assign this Agreement in whole or in part without the prior written consent of Licensor.  Licensor may assign this Agreement in whole or in part.  Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties, their legal representatives, heirs and their permitted successors and assigns.

14.2
Relationship of the Parties.  The relationship hereby established between Licensee and Licensor is solely that of independent contractors.  This Agreement shall not create an agency, partnership, joint venture or employer/employee relationship, and nothing hereunder shall be deemed to authorize either party to act for, represent or bind the other except as expressly provided in this Agreement.

14.3	Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of New York.

14.4
Entire Agreement.  This Agreement sets forth the entire and only agreement between the parties hereto as to the subject matter hereof; reflects and merges all pertinent prior discussions and correspondence pertaining thereto, and supersedes and cancels all pre-existing agreements pertaining thereto between them.  Any representation, promise, definition, warranty or condition pertaining thereto and not incorporated herein, shall not be binding upon either party.  This Agreement shall not become effective unless and until dated and signed below on behalf of each of the parties by their duly authorized officers or representatives.  This Agreement and its appendices may not be modified, enlarged, or changed in any way hereafter except by an instrument signed by each of the parties hereto.

14.5
Effect of Termination.  The expiry or withdrawal, other than in accordance with the terms hereof, of Licensee’s right to use the Trade Name shall not entitle Licensee to compensation or damages of any description.

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IN WITNESS WHEREOF and intending to be legally bound, the parties hereto have caused these presents to be signed by their proper officers thereunto duly authorized.

AKEENA SOLAR, INC.

BY:  ________________________________________

     Name:

     Title:

DATE: ____________________________

ANDALAY SOLAR, INC.

BY:  ________________________________________

     Name:

     Title:

DATE:                      ________________________

WESTINGHOUSE ELECTRIC CORPORATION

BY: ________________________________________

     Name:

     Title:

DATE: ____________________________

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Appendix A
to the Trade Name Agreement between
Westinghouse Electric Corporation and Akeena Solar, Inc. and Andalay Solar, Inc.
Effective January 1, 2010

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